Exhibit 99.1

1136 Oak Valley Drive Ann Arbor, Michigan 48108 www.tecumseh.com

FOR IMMEDIATE RELEASE

Contact:	Jim Cain
The Quell Group
248-649-8900
jcain@quell.com
Michael A. Noelke Joins Tecumseh Products Company as
Executive Vice President, Sales, Marketing and Engineering
ANN ARBOR, Mich. — Dec. 23, 2009 — Tecumseh Products Company (NASDAQ — TECUA, TECUB), a leading global manufacturer of compressors and related products, announced today that Michael A. Noelke has been named executive vice president, sales, marketing and engineering.
Noelke is joining Tecumseh Products from the Sporlan Division of Parker Hannifin Corp., Washington, Mo., where he was global vice president, business development.
“Mike has had a distinguished career in the heating, ventilation, air conditioning and refrigeration business, and he has a proven track record of creating value for customers and shareholders,” said James Wainright, Tecumseh Products president and chief executive officer. “His broad background in engineering, sales, marketing and operations makes him a perfect fit for Tecumseh Products, and his hands-on approach will allow us take our performance to a new, higher level and forge even stronger relationships with customers.”
During his 32-year career with Sporlan, a leading global supplier of heating, ventilation, air conditioning and refrigeration components, Noelke served as division general manager, operations manager and marketing manager, as well as in various sales, engineering and planning positions. Under his leadership, Sporlan delivered significant improvements in quality, customer service and revenue driven by lean manufacturing, a disciplined supply chain management process and customer-focused product development.
Noelke has been active in supporting the refrigeration and air conditioning industry throughout his career as a member of the Refrigeration Service Engineers Society, past president of the American Society of Heating, Refrigeration and Air Conditioning Engineers (ASHRAE) St. Louis chapter and as a member of the communications committee and past president of the Valves and Accessories section of the Air Conditioning, Heating and Refrigeration Institute (AHRI).
Noelke replaces Pat Canavan, formerly vice president of global sales and marketing, who is leaving Tecumseh Products at the end of the year.
Tecumseh also announced today that James Nicholson, vice president, treasurer and chief financial officer, is leaving the company at the end of the year. The company is currently in advanced discussions with a potential replacement for Nicholson.

“I’d like to thank Jim and Pat for their contributions to Tecumseh Products, and we wish them much success in the future,” said Wainright.
About Tecumseh Products Company
Tecumseh Products Company is a full-line independent global manufacturer of hermetically sealed compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps.
Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company’s website at http://www.tecumseh.com.
Cautionary Statements Relating to Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as “expects,” “should,” “may,” “believes,” “anticipates,” “will” and other future tense and forward-looking terminology.
Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) unfavorable changes in macro-economic conditions and the condition of credit markets, which may magnify other risk factors; ii) the success of our ongoing effort to bring costs in line with projected production levels and product mix; iii) financial market changes, including fluctuations in foreign currency exchange rates and interest rates; iv) availability and cost of materials, particularly commodities, including steel and copper, whose cost can be subject to significant variation; v) actions of competitors; vi) our ability to maintain adequate liquidity in total and within each foreign operation; vii) the effect of terrorist activity and armed conflict; viii) economic trend factors such as housing starts; ix) the ultimate cost of resolving environmental and legal matters, including any liabilities resulting from the regulatory antitrust investigations commenced by the United States Department of Justice Antitrust Division, the Secretariat of Economic Law of the Ministry of Justice of Brazil or the European Commission, any of which could preclude commercialization of products or adversely affect profitability and/or civil litigation related to such investigations; x) emerging governmental regulations; xi) the ultimate cost of resolving environmental and legal matters; xii) our ability to profitably develop, manufacture and sell both new and existing products; xiii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiv) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) increased or unexpected warranty claims; and xviii) the ongoing financial health of major customers. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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